                                                                  Exhibit 10.38

[Company Letterhead]
--------------------


                         MANAGEMENT EMPLOYMENT AGREEMENT

The following agreement is hereby entered into between, Joseph Esposito (hereinafter known as Employee) and eResearchTechnology, Inc. (together with its affiliated corporations hereinafter known as the "Company") and having its principal offices at 30 S. 17th Street, Philadelphia, PA 19103.

1.       DUTIES AND RESPONSIBILITIES

         Employee agrees to hold the position of President and Chief Executive Officer and shall be directly responsible to Board of Directors.

2.       BEST EFFORTS

         Employee agrees to devote his best efforts to his employment with the Company, on a full-time (no less than 40 hours/week) basis. He further agrees not to use the facilities, personnel or property of the Company for personal or private business benefit.

3.       ETHICAL CONDUCT

         Employee will conduct himself in a professional and ethical manner at all times and will comply with all company policies as well as all State and Federal regulations and laws as they may apply to the services, products, and business of the Company.

4.       TERM OF THE AGREEMENT

         This agreement will be for a period of one year, commencing January 1, 2004 and will continue from year to year unless terminated.

5.       COMPENSATION

         a. Salary shall be $330,000/year payable in equal installments as per the company's payroll policy. Salary shall be considered on an annual basis and adjusted based on performance.

         b. Annual incentive bonus shall be determined by the Company's Compensation Committee of its Board of Directors and shall be based on performance.

         c. Benefits shall be the standard benefits of the Company as they shall exist from time to time with the exception of vacation, which will be five weeks.

         d.       Car Allowance of $900/month.

6.       NON-DISCLOSURE

         Employee acknowledges that employment with the Company requires him/her to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, trade secrets and business methods and systems, which have been developed at great expense by the Company and which Employee recognizes to be unique assets of the Company's business. Upon termination of employment for any reason, Employee agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Employee further agrees, whether during employment with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not disclose nor use in any manner, any confidential or proprietary material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company or required during the performance of his duties.

7.       BUSINESS INTERFERENCE; NONCOMPETITION

         a. During employment with the Company and for a period of one year (the "Restrictive Period") thereafter (regardless of the reason for termination) Employee agrees he will not, directly or indirectly, in any way for his own account, as employee, stockholder, partner, or otherwise, or for the account of any other person, corporation, or entity: (i) request or cause any of the Company's suppliers, customers or vendors to cancel or terminate any existing or continuing business relationship with the Company; (ii) solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Company to refrain from rendering services to the Company or to terminate his or her relationship, contractual or otherwise, with the Company; or (iii) induce or attempt to influence any customer or vendor to cease or refrain from doing business or to decline to do business with the Company or any of its affiliated distributors or vendors.

         b. The Employee agrees that, during the Restrictive Period, the Employee will not, directly or indirectly, accept employment with, provide services to or consult with, or establish or acquire any interest in, any business, firm, person, partnership, corporation or other entity which engages in any business or activity that is the same as or competitive with the business conducted by the Company in any state of the United States of America and in any foreign country in which any customer to whom the Company is providing services or technology is located.

8. FORFEITURE FOR BREACH; INJUNCTIVE RELIEF.

         a. Any breach of the covenants made in Sections 6 and 7 hereof shall result in the forfeiture of the Employee's right to any and all payments which may be required to be made under this Agreement following such breach and shall relieve the Company of any obligation to make such payments.

         b. The Employee acknowledges that his compliance with the covenants in Sections 6 and 7 hereof is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by the Employee of the provisions of Section 6 or 7 hereof, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Employee agrees that, in the event of such violation or threatened violation by the Employee, the Company shall be entitle to an injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond in addition to all such other legal and equitable remedies as may be available to the Company.

         c.       The rights and remedies of the Company as provided in this
                  Section 8 shall be cumulative and concurrent and may be pursued separately, successively or together against Employee, at the sole discretion of the Company, and may be exercised as often as occasion therefor shall arise. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.

         d. The Employee agrees to reimburse the Company for any expenses incurred by it in enforcing the provisions of Sections 6 and 7 hereof if the Company prevails in that enforcement.

9.       INVENTIONS

         Employee agrees to promptly disclose to the Company each discovery, improvement, or invention conceived, made, or reduced to practice (whether during working hours or otherwise) during the term of employment. Employee agrees to grant to the Company the entire interest in all of such discoveries, improvements, and inventions and to sign all patent/copyright applications or other documents needed to implement the provisions of this paragraph without additional consideration. Employee further agrees that all works of authorship subject to statutory copyright protection developed jointly or solely, while employed shall be considered a work made for hire and any copyright thereon shall belong to the Company. Any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of employment with the Company shall be deemed to have been made, conceived, or discovered during employment with the Company.

         Employee acknowledges that the only discoveries, improvements, and other inventions made prior to the date hereof which have not been filed in the United States Patent Office are attached as Exhibit A.

10.      NO CURRENT CONFLICT

         Employee hereby assures the Company that he is not currently restricted by any existing employment or non-compete agreement that would conflict with the terms of this Agreement.

11.      TERM; TERMINATION AND TERMINATION BENEFITS

         a. Employment is "at will" which means that either the Company or Employee may terminate at any time, with or without cause or good reason, upon written notice given at least ninety (90) days prior to termination.

         b. This Agreement shall terminate upon the death of the Employee. In addition, if, as a result of a mental or physical condition which, in the reasonable opinion of a medical doctor selected by the Company's board of directors, can be expected to be permanent or to be of an indefinite duration and which renders the Employee unable to carry out the job responsibilities held by, or the tasks assigned to, the Employee immediately prior to the time the disabling condition was incurred, or which entitles the Employee to receive disability payments under any long-term disability insurance policy which covers the Employee for which the premiums are reimbursed by the Company (a "Disability"), the Employee shall have been absent from his duties hereunder on a full-time basis for 120 consecutive days, or 180 days during any twelve month period, and within thirty (30) days after written notice (which may occur before or after the end of such 120 or 180 day period), by the Company to Employee of the Company's intent to terminate the Employee's employment by reason of such Disability, the Employee shall not have returned to the performance of his duties hereunder, the Employee's employment hereunder shall, without further notice, terminate at the end of said thirty-day notice.

         c. The Company may also terminate the Employee's employment under this Agreement for Cause. For purposes of this Agreement the Company shall have "Cause" to terminate the Employee's employment if the Employee, in the reasonable judgment of the
                  Company: (i) fails to perform any reasonable directive of the Company that may be given from time to time for the conduct of the Company's business; (ii) materially breaches any of his commitments, duties or obligations under this Agreement; (iii) embezzles or converts to his own use any funds of the Company or its Affiliates or any business opportunity of the Company of its Affiliates; (iv) destroys or converts to his own use any property of the Company or its Affiliates, without the Company's consent; (v) is convicted of, or indicted for, or enters a guilty plea or plea of no contest with respect to, a felony; (vi) is adjudicated an incompetent; or (vii) violates any federal, state, local or other law applicable to the business of the Company or engages in any conduct which, in the reasonable judgment of the Company, is injurious to the business or interests of the Company.

         d. Upon any termination of this Agreement, the Company shall have no further obligation to Employee other than for annual salary earned through the date of termination, and no severance pay or other benefits of any kind shall be payable; provided, however, that in the event the Company terminates this Agreement other than for Cause or as a result of the death or Disability of the Employee, the Employee shall receive: (i) bonus based on 100% performance and prorated based on the number of days worked during the year in which the termination, death or Disability occurred, payable in one lump sum in accordance with the Company's policy; (ii) severance equal to one year's annual salary and bonus, based on 100% performance, payable in one lump sum in accordance with the Company's policy; (iii) continuation of Benefits (as hereafter defined) for one year; and (iv) accelerated vesting of all stock options granted to Employee, all of which were in effect prior to the date of: (i) termination of this Agreement; (ii) death; or (iii) Disability. The Company must give the Employee written notice of the Employee's breach under sections 11.c.(i.), 11.c.(ii), and 11.c(vii) and 15 days to cure before the Employee is given notice of termination as required under
                  Section 11.a.

         e. Notwithstanding any contrary provision contained in this Employment Agreement, in the event that either: (i) there is a "Change of Control" (as hereafter defined) and neither the Company nor the Buyer offers the Employee a position with comparable responsibilities, location or compensation for the Buyer, or of a division or subsidiary thereof, even though the position may not be that of Chief Executive Officer of a public entity; or (ii) after the first anniversary of the date of the Change in Control, and for a period of twelve months thereafter, the Employee's responsibilities, authority, location, or compensation are not acceptable to the Employee, the Employee may elect to resign and receive: (i) bonus based on 100% performance and prorated based on the number of days worked during the year in which the resignation occurred, payable in one lump sum in accordance with the Company's policy; (ii) severance equal to one year's annual salary and bonus, based on 100% performance, payable in one lump sum in accordance with the Company's policy; (iii) continuation of Benefits (as defined below) for one year; and (iv) accelerated vesting of all stock options granted to Employee, all of which were in effect prior to the date of the Change of Control.

                  The Employee must provide written notice of such election not less than sixty days following the date of the Change of Control or, if the Employee's new position is changed within the time period and in the manner described above, within thirty days following such event.

                  The term "Benefits" as utilized in this Section 11, refers to standard health, dental, disability, life and accident insurance benefits, all of which are subject to any applicable premium co-pay, and car allowance.

                  The term "Change of Control", as utilized in this Section 11, refers to:

                      (i) A change of control of a nature that would be required to be reported in the Company's proxy statement under the Securities Exchange Act of 1934, as amended;

                      (ii) The approval by the Board of Directors of a sale, not in the ordinary course of business, of all or substantially all of the Company's assets and business to an unrelated third party and the consummation of such transaction; or

                      (iii) The approval by the Board of Directors of any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above, and the consummation of such transaction.

Except as expressly modified and amended hereby, the Employment Agreement and its terms and provisions are hereby ratified, confirmed and approved in all respects.

12.      MISCELLANEOUS

         a. This Agreement and any disputes arising herefrom shall be governed by Pennsylvania law.

         b. In the event that any provision of this Agreement is held to be invalid or unenforceable for any reason, including without limitation the geographic or business scope or duration thereof, this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

         c. This Agreement supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter.

         d. The failure of either party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement shall be effective unless in writing and signed by the aggrieved party. A waiver by a party hereto in any one or more instances shall not be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement.

         e. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person, sent by certified mail, postage prepaid, or delivered by a nationally recognized overnight delivery service addressed, if to the Company at 30
                  S. 17th Street, 8th Floor, Philadelphia, PA 19103 Attn:
                  President and if to the Employee, at the address of his personal residence as maintained in the Company's records.

For Employee:                         For the Company:


       Joseph Esposito                       Bruce Johnson
-----------------------------         -------------------------------
Name:  Joseph Esposito                Name:  Bruce Johnson, CFO

Date:    3/4/04                       Date:     3/4/04
     ------------------------               -------------------------